Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2017 Results

NEW YORK – March 8, 2018 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the twelve months ended December 31, 2017.

•	Total revenue was $15.7 million in the fourth quarter of 2017, a 5% increase from $15.0 million in the third quarter of 2017. Total revenue was $15.7 million in the fourth quarter of 2016.

•	Net loss was $2.1 million in the fourth quarter of 2017, or $(0.08) per diluted share, compared to a $1.1 million net loss in the third quarter of 2017, or $(0.04) per diluted share, and a $1.0 million net loss in the fourth quarter of 2016, or $(0.04) per diluted share. The loss in the fourth quarter of 2017 reflects $1.1 million in restructuring charges and a $1.2 million loss contingency reserve for the legal proceeding the Company reported in its Form 8-K filed on February 16, 2018.

•	Total revenue for the 12 months ended December 31, 2017 was $60.9 million, a decline of 3% from $63.1 million in 2016. Net loss was $5.1 million (which includes $2.4 million in one-time costs and charges), or $(0.20) per diluted share, in the 12 months ended December 31, 2017, compared to a net loss of $5.5 million (which includes $3.2 million in one-time costs and charges), or $(0.22) per diluted share, in 2016.

•	Adjusted EBITDA (as defined below) was $(1.7) million in the fourth quarter of 2017, taking into account the restructuring charge and loss contingency reserve referred to above, compared to $0.2 million in the third quarter of 2017 and $0.4 million in the fourth quarter of 2016. Adjusted EBITDA for the 12 months ended December 31, 2017 was $(0.7) million compared to $0.7 million for the 12 months ended December 31, 2016.

•	Cash, cash equivalents and investments were $11.4 million at December 31, 2017 compared to $14.2 million at December 31, 2016.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “Our consolidated revenue in the fourth quarter exceeded the higher end of our guidance. On a segment basis, revenue in our Digital Data Solutions (DDS) segment was $12 million in the fourth quarter, compared to revenue of $11.6 million in the third quarter. We expect that our overall costs, primarily for DDS, will be reduced by $3.5 million in 2018 as a result of personnel reductions and facility consolidations. Our $1.2 million restructuring charge in 2017 is on account of severance costs related to the cost reduction.

“Revenue in our Innodata Advanced Data Solutions (IADS) segment in the fourth quarter exceeded third quarter revenue by $150,000, and the segment was profitable in the fourth quarter. Revenue in our Media Intelligence Solutions (MIS) segment was $2.3 million in the fourth quarter, a 6% increase over the third quarter. We are seeing improvements in MIS existing customer retention and new customer acquisition.”

Abuhoff continued, “We’re deeply engaged in board-level activity to improve our operating performance. The special board committee that we formed in December is making an in-depth assessment of our segments. Two of our directors will not stand for reelection, and our nominating committee is charged to see to it that our board as a whole has skills and experience directly pertinent to our Company. And once we work out terms and details, we intend to use restricted stock or the equivalent to pay the base fees of our existing directors other than the audit committee chair, 20% of my salary and 20% of the salary of our chief operating officer.”

Abuhoff concluded, “We anticipate our first quarter revenue to be in the range of $13.0 – $14.1 million, consisting of DDS revenue in the range of $9.8 - $10.6 million, IADS revenue in the range of $1.0 – $1.2 million and MIS revenue in the range of $2.2 - $2.3 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net loss to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-289-0438 (Domestic)
1-323-794-2423 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on both: 1067298

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global digital services and solutions company. Innodata’s technology and services power leading information products and online retail destinations around the world. Innodata’s solutions help prestigious enterprises harness the power of digital data to re-imagine how they operate and drive performance. Innodata serves publishers, media and information companies, digital retailers, banks, insurance companies, government agencies and many other industries.

Founded in 1988, Innodata comprises a team of 4,000 diverse people in 8 countries who are dedicated to delivering services and solutions that help the world’s businesses make better decisions.

Innodata honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Media Intelligence Solutions segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues	$15,658	$15,674	$60,929	$63,074

Operating costs and expenses:
Direct operating costs	11,241	11,647	45,826	47,219
Selling and administrative expenses	7,094	5,070	20,200	19,539
Interest expense (income), net	(14)	19	(23)	63
Change in fair value of contingent consideration	-	-	-	1,038
Totals	18,321	16,736	66,003	67,859

Loss before income taxes	(2,663)	(1,062)	(5,074)	(4,785)
Provision for (benefit from) income taxes	(522)	(2)	285	1,126
Net loss	(2,141)	(1,060)	(5,359)	(5,911)
Loss attributable to non-controlling interests	50	77	304	387
Net loss attributable to Innodata Inc. and Subsidiaries	$(2,091)	$(983)	$(5,055)	$(5,524)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and Diluted	$(0.08)	$(0.04)	$(0.20)	$(0.22)
Weighted average shares outstanding:
Basic and Diluted	25,877	25,624	25,816	25,542

Comprehensive loss:

Net loss	$(2,141)	$(1,060)	$(5,359)	$(5,911)
Pension liability adjustment, net of taxes	(13)	111	(196)	(136)
Change in fair values of derivatives, net of taxes	561	(360)	660	(153)
Foreign currency translation adjustment, net of taxes	(74)	(197)	706	49
Other Comprehensive income (loss)	474	(446)	1,170	(240)
Total Comprehensive loss	(1,667)	(1,506)	(4,189)	(6,151)
Comprehensive loss attributed to non-controlling interest	50	77	304	387
Comprehensive loss attributable to Innodata Inc. and Subsidiaries	$(1,617)	$(1,429)	$(3,885)	$(5,764)
Supplemental Financial Data:
Adjusted EBITDA	$(1,741)	$385	$(728)	$673

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$11,407	$14,172
Accounts receivable, net	10,291	9,952
Prepaid expenses and other current assets	3,630	3,124
Total current assets	25,328	27,248
Property and equipment, net	7,189	5,397
Other assets	3,159	2,377
Deferred income taxes	1,757	1,641
Intangibles, net	7,606	8,191
Goodwill	2,832	2,734
Total assets	$47,871	$47,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,829	$5,351
Accrued salaries, wages and related benefits	5,539	5,040
Income and other taxes	1,098	1,330
Current portion of long term obligations	2,133	1,120
Total current liabilities	15,599	12,841
Deferred income taxes	614	680
Long term obligations	4,477	3,917
Non-controlling interests	(3,938)	(3,634)
STOCKHOLDERS’ EQUITY:	31,119	33,784
Total liabilities and stockholders’ equity	$47,871	$47,588

INNODATA INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in thousands)

Adjusted EBITDA
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net loss attributable to Innodata Inc. and Subsidiaries	$(2,091)	$(983)	$(5,055)	$(5,524)
Depreciation and amortization	903	995	3,674	3,195
Stock-based compensation	33	433	695	1,162
Provision for (benefit from) income taxes	(522)	(2)	285	1,126
Change in fair value of contingent consideration	-	-	-	1,038
Interest expense (income), net	(14)	19	(23)	63
Non-controlling interests	(50)	(77)	(304)	(387)
Adjusted EBITDA	$(1,741)	$385	$(728)	$673

Adjusted EBITDA – DDS Segment
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net loss attributable to DDS Segment	$(1,125)	$(731)	$(1,740)	$(2,570)
Depreciation and amortization	526	690	2,258	2,309
Stock-based compensation	31	431	689	1,172
Provision for (benefit from) income taxes	(503)	12	326	1,181
Change in fair value of contingent consideration	-	-	-	1,038
Interest expense (income), net	(18)	19	(34)	63
Non-controlling interests	(50)	(77)	(304)	(387)
Adjusted EBITDA – DDS Segment	$(1,139)	$344	$1,195	$2,806

Adjusted EBITDA – IADS Segment
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income (loss) attributable to IADS Segment	$152	$(180)	$(597)	$(1,778)
Stock-based compensation	-	2	2	(10)
Adjusted EBITDA – IADS Segment	$152	$(178)	$(595)	$(1,788)

Adjusted EBITDA – MIS Segment
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net loss attributable to MIS Segment	$(1,118)	$(72)	$(2,718)	$(1,176)
Depreciation and amortization	377	305	1,416	886
Stock-based compensation	2	-	4	-
Benefit from income taxes	(19)	(14)	(41)	(55)
Interest expense, net	4	-	11	-
Adjusted EBITDA – MIS Segment	$(754)	$219	$(1,328)	$(345)

INNODATA INC. AND SUBSIDIARIES

REVENUE
(Unaudited)
(Dollars in thousands)

Revenue (by segment)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Digital Data Solutions	$11,981	$11,711	$46,753	$50,639
IADS	1,345	1,256	4,751	4,347
MIS	2,332	2,707	9,425	8,088
Total Revenue	$15,658	$15,674	$60,929	$63,074